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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: December 20, 2001
(Date of earliest event reported)

US SEARCH.COM Inc.
(exact name of registrant as specified in its charter)

Delaware	Commission File:	95-4504143
(State or other jurisdiction of incorporation or organization)	000-26149	(I.R.S. Employer Identification No.)

5401 Beethoven Street
Los Angeles, CA 90066
(Address of Principal executive offices, including zip code)

(310) 302-6300
(Registrant's telephone number, including area code)

ITEM 5. Other Events.

    On December 20, 2001, the Registrant issued to Pequot Private Equity Fund II, L.P., a Delaware limited partnership ("Pequot"), $3,500,000 in principal amount of its 8% Convertible Promissory Notes due December 20, 2002 (the "Notes") and warrants to purchase an aggregate of up to 1,117,497 shares of its common stock, par value $0.001 per share (the "Warrants"), pursuant to an Agreement, dated as of December 20, 2001, by and between the Registrant and Pequot (the "Agreement").

    Term of the Notes.

    The entire unpaid principal of the Notes and interest thereon shall be due and payable on December 20, 2002 (the "Due Date") unless the Notes have been converted into shares of the Registrant's common stock or other securities pursuant to their terms.

    Conversion of the Notes.

    Promptly following the date on which the Registrant shall have received either (i) approval from its stockholders of the financing transactions contemplated by the Agreement, or (ii) the approval of the Nasdaq National Market to the effect that the Registrant may complete the transactions contemplated by the Agreement without soliciting the approval of holders of its capital stock, all amounts of principal and accrued but unpaid interest under the Notes shall be converted into shares of the Registrant's common stock, except under certain circumstances as provided in the Notes. Upon conversion of the Notes, the holder thereof shall receive the number of shares of common stock of the Registrant calculated by dividing the amount of principal and accrued but unpaid interest due under the Notes by the lower of 90% of the 10-day average closing bid price for the Registrant's common stock on the Nasdaq National Market prior to (A) the date of the Notes or (B) the earlier of the date the Registrant receives (x) approval from its stockholders of the financing transactions contemplated by the Agreement or (y) the approval of the Nasdaq National Market to the effect that the Registrant may complete the transactions contemplated by the Agreement without soliciting the approval of holders of its capital stock.

    Default.

    An event of default will occur upon any of the following: (a) a default when due of any payment of principal or interest with respect to the Notes and such default is not cured within five business days; (b) the Registrant becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; the Registrant applies for a trustee, receiver or other custodian for it or a substantial part of its property; a trustee, receiver or other custodian is appointed for the Registrant or for a substantial part of its property; or any bankruptcy, reorganization, debt arrangement, or other case of proceeding, is commenced in respect of the Registrant; (c) a material breach by the Registrant of the representations, warranties, covenants or agreements made in the Agreement; or (d) any event or condition shall occur which results in the acceleration of the maturity of any debt of the Registrant in excess of $250,000; in each case which, after written notice from the holder of the Notes, is not cured within 15 business days (other than those events described in clause (a) above); then, upon the occurrence of any such event, the holder of the Notes may, without notice, declare the unpaid principal and interest on the Notes, at once due and payable, whereupon such principal, interest and other obligations shall become at once due and payable. The principal of the Notes and any part thereof, and accrued but unpaid interest, if any, shall bear interest at the rate of 10% per annum after default until paid.

ITEM 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

4.1	Convertible Promissory Note, dated December 20, 2001, by the Registrant in favor of Pequot Private Equity Fund II, L.P.
10.1	Purchase Agreement, dated December 20, 2001, by and between the Registrant and Pequot Private Equity Fund II, L.P.
10.2	Warrant, dated December 20, 2001, by the Registrant in favor of Pequot Private Equity Fund II, L.P.
10.3	Registration Rights Agreement, dated December 20, 2001, by and between the Registrant and Pequot Private Equity Fund II, L.P.

* * * * *

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

US SEARCH.COM INC.
Date: January 3, 2002	By:	/s/ BRENT N. COHEN Name: Brent N. Cohen Title: Chief Executive Officer

EXHIBIT INDEX

4.1	Convertible Promissory Note, dated December 20, 2001, by the Registrant in favor of Pequot Private Equity Fund II, L.P.
10.1	Purchase Agreement, dated December 20, 2001, by and between the Registrant and Pequot Private Equity Fund II, L.P.
10.2	Warrant, dated December 20, 2001, by the Registrant in favor of Pequot Private Equity Fund II, L.P.
10.3	Registration Rights Agreement, dated December 20, 2001, by and between the Registrant and Pequot Private Equity Fund II, L.P.

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  ITEM 5. Other Events.
  ITEM 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX